SCHEDULE A

Amended and Restated Global Custody and Fund Accounting Agreement

Between

JPMorgan Trust I on behalf the JPMorgan SmartRetirement Funds,

J.P. Morgan Investment Management Inc. and JPMorgan Chase Bank, N.A.

List of Funds Covered by the Agreement

May 18, 2016

JPMorgan Trust I

JPMorgan SmartRetirement Income Fund
JPMorgan SmartRetirement 2015 Fund
JPMorgan SmartRetirement 2020 Fund
JPMorgan SmartRetirement 2025 Fund
JPMorgan SmartRetirement 2030 Fund
JPMorgan SmartRetirement 2035 Fund
JPMorgan SmartRetirement 2040 Fund
JPMorgan SmartRetirement 2045 Fund
JPMorgan SmartRetirement 2050 Fund
JPMorgan SmartRetirement 2055 Fund
JPMorgan SmartRetirement 2060 Fund (effective upon the effectiveness of the Fund’s registration statement)

JPMORGAN TRUST I ON BEHALF OF THE FUNDS LISTED ABOVE

By:	/s/ Matthew Plastina
Name:	Matthew Plastina
Title:	Assistant Treasurer

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ AnnaMaria Calla Minniti
Name:	AnnaMaria Calla Minniti
Title:	Vice President